    As filed with the Securities and Exchange Commission on November 20, 2001

                                               Registration No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                RSA SECURITY INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                                      04-2916506
      (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                     Identification Number)

  36 CROSBY DRIVE, BEDFORD, MASSACHUSETTS                           01730
  (Address of Principal Executive Offices)                        (Zip Code)


                  1994 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

                 AMENDED AND RESTATED 1998 NON-OFFICER EMPLOYEE
                        STOCK INCENTIVE PLAN, AS AMENDED
                           (Full Titles of the Plans)


                             ARTHUR W. COVIELLO, JR.
                                RSA SECURITY INC.
                                 36 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                     (Name and Address of Agent for Service)

                                 (781) 301-5000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed               Proposed
       Title of                                       Maximum                Maximum
      Securities                  Amount              Offering               Aggregate                 Amount of
         to be                    to be                Price                 Offering                 Registration
      Registered                Registered            Per Share                Price                      Fee
Common Stock, $.01 par           8,630,393            $14.49(2)           $125,054,387.33(2)           $31,263.60
value                            shares (1)

(1) Consists of (i) 8,030,393 shares issuable under the Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended, and (ii) 600,000 shares issuable under the 1994 Employee Stock Purchase Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 16, 2001 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Registrant's 1994 Employee Stock Purchase Plan, as amended, and Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of (1) the Registration Statement on Form S-8, File No. 333- 84597, filed by the Registrant on August 5, 1999, relating to the Registrant's 1994 Employee Stock Purchase Plan, as amended, and (2) the Registration Statement on Form S-8, File No. 333-71075, filed by the Registrant on January 25, 1999, relating to the Registrant's 1998 Non-Officer Employee Stock Incentive Plan, as amended (collectively, the "Initial Registration Statements").

Item 5 of each of the Initial Registration Statements is amended and restated in its entirety as follows:

         Item 5.  Interests of Named Experts and Counsel

                  The validity of the Common Stock offered hereby will be passed upon for the Registrant by Kathryn L. Leach, Assistant General Counsel of the Registrant. Ms. Leach owns 760 shares of Common Stock and options to purchase an aggregate of 34,500 shares of Common Stock, which become exercisable in periodic installments through March 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts on November 20, 2001.

                                  RSA SECURITY INC.



                                  By:  /s/ Arthur W. Coviello, Jr.
                                       -----------------------------------------
                                       Arthur W. Coviello, Jr.
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

We, the undersigned officers and directors of RSA Security Inc. hereby severally constitute Charles R. Stuckey, Jr., Arthur W. Coviello, Jr. and Margaret K. Seif, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable RSA Security Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                      Title                                       Date
      ---------                                      -----                                       ----
/s/ Arthur W. Coviello, Jr.                President, Chief Executive                     November 20, 2001
-------------------------------------      Officer and Director (Principal
Arthur W. Coviello, Jr.                     Executive Officer)


/s/ John F. Kennedy                        Senior Vice President, Finance and             November 20, 2001
-------------------------------------      Operations, and Chief
John F. Kennedy                            Financial Officer (Principal
                                           Financial and Accounting Officer)

/s/ Charles R. Stuckey, Jr.                Chairman of the Board of                       November 20, 2001
-------------------------------------      Directors
Charles R. Stuckey, Jr.


/s/ Robert P. Badavas                      Director                                       November 20, 2001
-------------------------------------
Robert P. Badavas

/s/ D. James Bidzos                                                                       November 20, 2001
-------------------------------------      Director
D. James Bidzos

/s/ Richard L. Earnest                     Director                                       November 20, 2001
-------------------------------------
Richard L. Earnest

/s/ Taher Elgamal                          Director                                       November 20, 2001
-------------------------------------
Taher Elgamal

/s/ Gloria C. Larson                       Director                                       November 20, 2001
-------------------------------------
Gloria C. Larson

/s/ Joseph B. Lassiter, III                Director                                       November 20, 2001
-------------------------------------
Joseph B. Lassiter, III


/s/ James K. Sims                          Director                                       November 20, 2001
-------------------------------------
James K. Sims

                                  EXHIBIT INDEX

 Exhibit
 Number                    Description
 ------                    -----------
     5.1          Opinion of Kathryn L. Leach, Esq.

    23.1          Consent of Deloitte & Touche LLP

    23.2          Consent of Ernst & Young LLP, Independent Auditors

    23.3          Consent of Kathryn L. Leach, Esq. (included in Exhibit 5.1)

    24.1          Power of Attorney (included in the signature pages of this Registration Statement)






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